EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 26, 1999, included in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-180-29 on Form S-8 and Registration Statement File No. 333-20825 on Form S-3.





ARTHUR ANDERSEN LLP



Houston, Texas
April 15, 1999